UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2012

W. P. CAREY & CO. LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13779	13-3912578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders

An annual meeting of shareholders of W. P. Carey & Co. LLC (the “Company”) was held on June 21, 2012 (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.

Proposal One

To elect twelve Directors:

Name of Director	For	Withheld	Abstain	Broker Non-Votes
Trevor P. Bond	12,566,513	194,787	—	11,019,419
Francis J. Carey	12,550,863	210,437	—	11,019,419
Nathaniel S. Coolidge	12,559,988	201,312	—	11,019,419
Eberhard Faber, IV	11,011,786	1,749,514	—	11,019,419
Benjamin H. Griswold, IV	11,026,425	1,734,875	—	11,019,419
Axel K.A. Hansing	12,564,160	197,140	—	11,019,419
Dr. Richard C. Marston	12,379,218	382,082	—	11,019,419
Robert E. Mittelstaedt, Jr.	11,036,381	1,724,919	—	11,019,419
Charles E. Parente	11,024,093	1,737,207	—	11,019,419
Nick J.M. van Ommen	11,026,804	1,734,496	—	11,019,419
Dr. Karsten von Köller	12,549,987	211,313	—	11,019,419
Reginald Winssinger	11,025,443	1,735,857	—	11,019,419

For Proposal One, each of the directors received a plurality of the votes cast, in person or by proxy, at the Annual Meeting and, as a result, each was elected to serve until the next annual meeting of shareholders.

Proposal Two

	For	Against	Abstain	Broker Non-Votes
To approve an amendment to the W. P. Carey & Co. LLC Employee Stock Purchase Plan	12,188,819	320,227	252,254	11,019,419

Proposal Two was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

Proposal Three

	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2012	23,466,567	91,265	222,887	—

Proposal Three was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC

Date: June 27, 2012	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director